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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  January 5, 1994
                                                   ---------------

                                 BORDEN, INC.
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            (Exact name of registrant as specified in its charter)



         New Jersey                         I-71              13-0511250
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(State or other jurisdiction            (Commission         (IRS Employer
    of incorporation)                   file number)     Identification No.)



     277 Park Avenue, New York, NY                                  10172
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(Address of principal executive offices)                          (zip code)




Registrant's telephone number, including area code:   212/573-4000
                                                      ------------



                                 Not Applicable
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         (Former name or former address, if changed since last report)





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Item 5.  Other Events

On January 5, 1994 Borden, Inc., announced that the Company recorded a fourth quarter 1993 pretax charge of $752.3 million, $567.4 million after tax, to provide for a restructuring and business divestiture program. The program involves the divestment of North American snacks, seafood, jams and jellies and other businesses, for which a charge of $637.4 million, $490.0 million after tax, was recorded for estimated losses on disposal. The program also involves organizational restructuring to achieve cost reductions, including severance costs for workforce reduction, for which a charge of $114.9 million, $77.4 million after tax, was recorded.

Also in fourth quarter 1993, the Company recorded a pretax charge of $94.1 million, $64.6 million after tax for asset writedowns and changes in accounting estimates, primarily relating to the cost of consumer and trade promotion.

The Company also announced that it had adopted Statement of Financial Accounting Standard No. 112 "Employers' Accounting for Postemployment Benefits," retroactive to January 1, 1993. The cumulative effect of the accounting change as of January 1, 1993 will reduce first quarter and 1993 net
income by $18.0 million.   First quarter operating results will be restated to
reflect the cumulative effect of the accounting change. The effect of the change on current year results was not material.





                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                   BORDEN, INC.



Date:  January 10, 1994                    /s/ Lawrence O. Doza
                                           ----------------------------------
                                               Lawrence O. Doza
                                               Senior Vice President
                                               and Chief Financial Officer
                                               (Principal Financial
                                               Officer & Duly Authorized
                                               Signing Officer)





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